UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2013

First National Community Bancorp, Inc.

(Exact name of registrant as specified in its Charter)

Pennsylvania	000-53869	23-2900790
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification No.)

102 E. Drinker St., Dunmore, PA, 18512

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 570.346.7667

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 11, 2013, the Board of the Company approved December 23, 2013 as the date for an Annual Meeting of Shareholders of the Company for 2013 (the “Annual Meeting”) to be held at the First National Community Bank Exeter Branch located at 1625 Wyoming Avenue, Exeter, Pennsylvania 18643. The Board also approved November 12, 2013 as the record date for the Annual Meeting. Only shareholders of record at the close of business on that date may attend and vote at the meeting or any adjournment thereof.

Deadline for Shareholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials

Because the Company did not hold an Annual Meeting of Shareholders in 2011 or 2012, the Company has set a new deadline for the receipt of any shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for inclusion in the Company’s proxy materials for the Annual Meeting. Such proposals must be delivered to the Corporate Secretary at 102 E. Drinker Street, Dunmore, PA 18512 no later than the close of business on September 23, 2013 to be considered timely, which the Company has determined to be a reasonable time before the Company begins to print and send proxy materials. The Company recommends that such proposals be sent by certified mail, return receipt requested. Such proposals must also comply with the rules of the Securities and Exchange Commission regarding the inclusion of shareholder proposals in proxy materials and may be omitted if not in compliance with applicable requirements.

Deadline for Shareholder Proposals to be Brought Before An Annual Meeting

In accordance with the Company’s Amended and Restated Bylaws, proposals of shareholders made outside of Rule 14a-8 under the Exchange Act must be received not earlier than the close of business on September 13, 2013 and not later than the close of business on September 23, 2013 in order to be considered at the Annual Meeting. Such proposals must be delivered to the Corporate Secretary at 102 E. Drinker Street, Dunmore, PA 18512 and must also comply with all other requirements set forth in the Company’s Amended and Restated Bylaws and other applicable laws.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL COMMUNITY BANCORP, INC.

	By:	/s/ James M. Bone, Jr., CPA
James M. Bone, Jr., CPA
Executive Vice President and Chief Financial Officer

Dated: September 13, 2013